EXHIBIT 1.01

PACCAR Inc Conflict Minerals Report for Calendar Year 2015

PACCAR Inc (“PACCAR”) has prepared this report in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), which implements the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 for disclosure by registrants concerning the use of Conflict Minerals (gold, tin, tungsten or tantalum) in their products.

PACCAR Products

PACCAR manufactures commercial vehicles sold worldwide under the Kenworth, Peterbilt and DAF nameplates, and industrial winches sold under the Braden, Carco and Gearmatic nameplates. Additional information regarding these products may be found at PACCAR.com and in its 2015 Form 10-K.

Management Systems and Due Diligence

PACCAR formed a committee to lead its Conflict Minerals efforts. The committee reviewed the requirements of Rule 13p-1, and developed a plan for complying with its requirements, which included initiating best practices benchmarking with other original equipment manufacturers (OEMs) and key suppliers, and developing internal structures to support the development and implementation of those efforts.

PACCAR has informed its suppliers of its commitment to complying with Rule 13p-1’s requirements concerning Conflict Minerals and to implementing a due diligence process, based on the Organisation for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and

High-Risk Areas: Second Edition (OECD 2013), to mitigate the risk of inclusion in its products of Conflict Minerals that are not Conflict Free. A copy of PACCAR’s Conflict Minerals Policy can be found at PACCAR.com at the following link:

http://www.paccar.com/about-us/corporate-responsibility/conflict-minerals-policy

After determining that Conflict Minerals were necessary to the production or function of its products, PACCAR conducted a reasonable country of origin inquiry (RCOI) and, as necessary, further due diligence, to determine if any Conflict Minerals contained in its products originated in the Democratic Republic of the Congo or adjoining countries (the “Conflict Area”), or were from recycled or scrap sources. The inquiry and due diligence included the following steps:

PACCAR transmitted a notice to approximately 400 of its largest (more than $1 million of purchases) production suppliers worldwide, which represented 98% of PACCAR global production purchases, informing them of the need to complete the RCOI in 2015 to meet Rule 13p-1. PACCAR also posted the notice on its purchasing website and supplier portal.

PACCAR adopted the RCOI approach developed through the efforts of the Automotive Industry Action Group (AIAG), and the Conflict Free Smelter (CFS) program developed by the Electronic Industry Citizenship Coalition, Incorporated (EICC) and the Global e-Sustainability Initiative (GeSI) referred to as the Conflict Minerals Reporting Template (CMRT). To increase consistency and minimize duplicate efforts in the reports requested from suppliers, PACCAR is registered and uses i-POINT Conflict Minerals Platform (iPCMP) to conduct its RCOI with its suppliers and to report conflict mineral information using the EICC-GeSI CMRT. iPCMP is endorsed by the AIAG and many automotive OEMs, and is used by their Tier 1 suppliers, many of whom also supply the commercial vehicle and capital goods markets. iPCMP software interprets the responses provided by the suppliers and flags missing information or areas of concern where additional due diligence may be required. The RCOI process requests the names of smelters and refiners used by suppliers to source the Conflict Minerals and provides periodic updates to the database of compliant CFS smelters. PACCAR issued RCOI requests to the approximately 400 production suppliers described above using the iPCMP tool and EICC-GeSI CMRT.

For the period from January 1 through December 31, 2015, PACCAR received responses from suppliers representing 86% of the total cost of its production purchases. This is an increase over the prior year’s response rate of 84% and the 73% rate in 2013, and reflects the significant communication efforts expended globally to receive the highest response rate possible. The company’s global supply chain is extensive with multiple layers of suppliers and manufacturers between PACCAR and the smelters/refiners. PACCAR does not have a direct supplier relationship with the smelters/refiners. We rely on our direct production suppliers to provide information as to the origin of any Conflict Minerals contained in parts and components supplied to us. These suppliers, in turn, were dependent on their own suppliers for information as to locations of smelters and mines used to produce Conflict Minerals in their products. The majority of our suppliers have provided a company-level CMRT response which does not identify the smelters/refiners used for particular parts/components or business customers. From the responses received from its suppliers to date, PACCAR has not been able to fully determine the specific mines and smelters that processed the Conflict Minerals used in its products, or if the minerals are sourced from a recycler or scrap supplier.

Based on the information provided by our suppliers, we believe the smelters and refiners listed in Annex I of this Conflict Minerals report may have been used to process/produce 3TG minerals contained in PACCAR products.

Activity since Year End 2015

PACCAR continues to work with our suppliers, utilizing the processes described above, to identify the sources of Conflict Minerals in its products. The use of iPCMP software helps PACCAR perform due diligence by identifying high risk RCOI reporting and information missing from supplier CMRT responses. Issues flagged provide the focus for additional due diligence or risk mitigation activities with a select group of suppliers. PACCAR will continue to work with its suppliers to develop an approach, consistent with OECD guidance, to identify Conflict Minerals sourced from the Conflict Area, and take reasonable steps to avoid their inclusion in its supply chain unless they are certified as conflict-free.

Annex I – 2015 PACCAR Supplier Smelter List

Mineral	Smelter Name	Smelter Country	Smelter ID#
Gold (Au)	Advanced Chemical Company	United States	CID000015
Gold (Au)	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold (Au)	Aktyubinsk Copper Company Too	Kazakhstan	CID000028
Gold (Au)	Al Etihad Gold Refinery Dmcc	United Arab Emirates	CID002560
Gold (Au)	Allgemeine Gold-Und Silberscheideanstalt A.G.	Germany	CID000035
Gold (Au)	Almalyk Mining And Metallurgical Complex (Ammc)	Uzbekistan	CID000041
Gold (Au)	Anglogold Ashanti Córrego Do Sítio Mineração	Brazil	CID000058
Gold (Au)	Argor-Heraeus Sa	Switzerland	CID000077
Gold (Au)	Asahi Pretec Corporation	Japan	CID000082
Gold (Au)	Asahi Refining Canada Limited	Canada	CID000924
Gold (Au)	Asahi Refining Usa Inc.	United States	CID000920
Gold (Au)	Asaka Riken Co., Ltd.	Japan	CID000090
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold (Au)	Aurubis Ag	Germany	CID000113
Gold (Au)	Bauer Walser Ag	Germany	CID000141
Gold (Au)	Boliden Ab	Sweden	CID000157
Gold (Au)	C. Hafner Gmbh + Co. Kg	Germany	CID000176
Gold (Au)	Caridad	Mexico	CID000180
Gold (Au)	Ccr Refinery—Glencore Canada Corporation	Canada	CID000185
Gold (Au)	Cendres + Métaux Sa	Switzerland	CID000189
Gold (Au)	Chimet S.P.A.	Italy	CID000233
Gold (Au)	Chugai Mining	Japan	CID000264
Gold (Au)	Daejin Indus Co., Ltd.	Korea, Republic Of	CID000328
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold (Au)	Doduco Gmbh	Germany	CID000362
Gold (Au)	Dsc (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold (Au)	Eco-System Recycling Co., Ltd.	Japan	CID000425
Gold (Au)	Elemetal Refining, Llc	United States	CID001322
Gold (Au)	Emirates Gold Dmcc	United Arab Emirates	CID002561
Gold (Au)	Faggi Enrico S.P.A.	Italy	CID002355
Gold (Au)	Fidelity Printers And Refiners Ltd.	Zimbabwe	CID002515
Gold (Au)	Gansu Seemine Material Hi-Tech Co., Ltd.	China	CID000522
Gold (Au)	Geib Refining Corporation	United States	CID002459
Gold (Au)	Great Wall Precious Metals Co., Ltd. Of Cbpm	China	CID001909
Gold (Au)	Guangdong Jinding Gold Limited	China	CID002312
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold (Au)	Heimerle + Meule Gmbh	Germany	CID000694
Gold (Au)	Heraeus Ltd. Hong Kong	China	CID000707
Gold (Au)	Heraeus Precious Metals Gmbh & Co. Kg	Germany	CID000711
Gold (Au)	Hwasung Cj Co., Ltd.	Korea, Republic Of	CID000778
Gold (Au)	Inner Mongolia Qiankun Gold And Silver Refinery	China	CID000801
Gold (Au)	Istanbul Gold Refinery	Turkey	CID000814
Gold (Au)	Japan Mint	Japan	CID000823
Gold (Au)	Jiangxi Copper Company Limited	China	CID000855
Gold (Au)	Jsc Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold (Au)	Jx Nippon Mining & Metals Co. Ltd.	Japan	CID000937
Gold (Au)	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold (Au)	Kazakhmys Smelting Llc	Kazakhstan	CID000956
Gold (Au)	Kennecott Utah Copper Llc	United States	CID000969
Gold (Au)	Kghm Polska Miedź Spółka Akcyjna	Poland	CID002511
Gold (Au)	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold (Au)	Korea Metal Co., Ltd.	Korea, Republic Of	CID000988
Gold (Au)	Kyrgyzaltyn Jsc	Kyrgyzstan	CID001029
Gold (Au)	Lingbao Gold Company Limited	China	CID001056
Gold (Au)	Ls-Nikko Copper Inc.	Korea, Republic Of	CID001078
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold (Au)	Materion	United States	CID001113
Gold (Au)	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold (Au)	Metahub Industries Sdn. Bhd.	Malaysia	CID002821
Gold (Au)	Metalor	United States	CID001157
Gold (Au)	Metalor Sa	Switzerland	CID001153
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold (Au)	Metalúrgica Met-Mex Peñoles, S.A. De C.V	Mexico	CID001161
Gold (Au)	Mitsubishi Materials Corporation	Japan	CID001188
Gold (Au)	Mmtc-Pamp India Pvt., Ltd.	India	CID002509
Gold (Au)	Morris And Watson	New Zealand	CID002282
Gold (Au)	Moscow Special Alloys Processing Plant	Russian Federation	CID001204

Mineral	Smelter Name	Smelter Country	Smelter ID#
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	CID001220
Gold (Au)	Navoi Mining And Metallurgical Combinat	Uzbekistan	CID001236
Gold (Au)	Nihon Material Co., Ltd.	Japan	CID001259
Gold (Au)	Ögussa Österreichische Gold- Und Silber-Scheideanstalt Gmbh	Austria	CID002779
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold (Au)	Ojsc Novosibirsk Refinery	Russian Federation	CID000493
Gold (Au)	Pamp Sa	Switzerland	CID001352
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold (Au)	Prioksky Plant Of Non-Ferrous Metals	Russian Federation	CID001386
Gold (Au)	Px Précinox Sa	Switzerland	CID001498
Gold (Au)	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold (Au)	Republic Metals Corporation	United States	CID002510
Gold (Au)	Royal Canadian Mint	Canada	CID001534
Gold (Au)	Sabin Metal Corp.	United States	CID001546
Gold (Au)	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold (Au)	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold (Au)	Saxonia Edelmetalle Gmbh	Germany	CID002777
Gold (Au)	Schone Edelmetaal B.V.	Netherlands	CID001573
Gold (Au)	Sempsa Joyería Platería Sa	Spain	CID001585
Gold (Au)	Singway Technology Co., Ltd.	Taiwan	CID002516
Gold (Au)	So Accurate Group, Inc.	United States	CID001754
Gold (Au)	Soe Shyolkovsky Factory Of Secondary Precious Metals	Russian Federation	CID001756
Gold (Au)	Solar Applied Materials Technology Corp.	Taiwan	CID001761
Gold (Au)	Sudan Gold Refinery	Sudan	CID002567
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold (Au)	T.C.A S.P.A	Italy	CID002580
Gold (Au)	The Refinery Of Shandong Gold Mining Co., Ltd.	China	CID001916
Gold (Au)	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold (Au)	Torecom	Korea, Republic Of	CID001955
Gold (Au)	Umicore Precious Metals Thailand	Thailand	CID002314
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold (Au)	United Precious Metal Refining, Inc.	United States	CID001993
Gold (Au)	Valcambi Sa	Switzerland	CID002003
Gold (Au)	Western Australian Mint Trading As The Perth Mint	Australia	CID002030
Gold (Au)	Wieland Edelmetalle Gmbh	Germany	CID002778
Gold (Au)	Yamamoto Precious Metal Co., Ltd.	Japan	CID002100
Gold (Au)	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold (Au)	Zhongyuan Gold Smelter Of Zhongjin Gold Corporation	China	CID002224
Tantalum (Ta)	Avon Specialty Metals Ltd	United Kingdom	CID002705
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum (Ta)	Conghua Tantalum And Niobium Smeltry	China	CID000291
Tantalum (Ta)	D Block Metals, Llc	United States	CID002504
Tantalum (Ta)	Duoluoshan	China	CID000410
Tantalum (Ta)	Exotech Inc.	United States	CID000456
Tantalum (Ta)	F&X Electro-Materials Ltd.	China	CID000460
Tantalum (Ta)	Fir Metals & Resource Ltd.	China	CID002505
Tantalum (Ta)	Global Advanced Metals Aizu	Japan	CID002558
Tantalum (Ta)	Global Advanced Metals Boyertown	United States	CID002557
Tantalum (Ta)	H.C. Starck Co., Ltd.	Thailand	CID002544
Tantalum (Ta)	H.C. Starck Gmbh Laufenburg	Germany	CID002546
Tantalum (Ta)	H.C. Starck Inc.	United States	CID002548
Tantalum (Ta)	H.C. Starck Ltd.	Japan	CID002549
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.	United States	CID000731
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum (Ta)	Jiujiang Jinxin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum (Ta)	Kemet Blue Metals	Mexico	CID002539
Tantalum (Ta)	Kemet Blue Powder	United States	CID002568
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	China	CID000973
Tantalum (Ta)	Lsm Brasil S.A.	Brazil	CID001076
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum (Ta)	Mineração Taboca S.A.	Brazil	CID001175
Tantalum (Ta)	Mitsui Mining & Smelting	Japan	CID001192
Tantalum (Ta)	Molycorp Silmet A.S.	Estonia	CID001200
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277

Mineral	Smelter Name	Smelter Country	Smelter ID#
Tantalum (Ta)	Plansee Se Liezen	Austria	CID002540
Tantalum (Ta)	Quantumclean	United States	CID001508
Tantalum (Ta)	Resind Indústria E Comércio Ltda.	Brazil	CID002707
Tantalum (Ta)	Rfh Tantalum Smeltry Co., Ltd.	China	CID001522
Tantalum (Ta)	Solikamsk Magnesium Works Oao	Russian Federation	CID001769
Tantalum (Ta)	Taki Chemicals	Japan	CID001869
Tantalum (Ta)	Telex Metals	United States	CID001891
Tantalum (Ta)	Tranzact, Inc.	United States	CID002571
Tantalum (Ta)	Ulba Metallurgical Plant Jsc	Kazakhstan	CID001969
Tantalum (Ta)	Xinxing Haorong Electronic Material Co., Ltd.	China	CID002508
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	China	CID002307
Tantalum (Ta)	Zhuzhou Cemented Carbide Group Co Ltd	China	CID002232
Tin (Sn)	An Thai Minerals Company Limited	Viet Nam	CID002825
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin (Sn)	China Tin Co Ltd	China	CID001070
Tin (Sn)	Cnmc (Guangxi) Pgma Co., Ltd.	China	CID000278
Tin (Sn)	Cooperativa Metalurgica De Rondônia Ltda.	Brazil	CID000295
Tin (Sn)	Cv United Smelting	Indonesia	CID000315
Tin (Sn)	Cv Venus Inti Perkasa	Indonesia	CID002455
Tin (Sn)	Dowa	Japan	CID000402
Tin (Sn)	Electro-Mechanical Facility; Cao Bang Minerals & Metallurgy Joint Stock Co.	Vietnam	CID002572
Tin (Sn)	Elmet S.L.U. (Metallo Group)	Spain	CID002774
Tin (Sn)	Estanho De Rondônia S.A.	Brazil	CID000448
Tin (Sn)	Feinhütte Halsbrücke Gmbh	Germany	CID000466
Tin (Sn)	Fenix Metals	Poland	CID000468
Tin (Sn)	Geiju Jinye Mineral Co., Ltd.	China	CID002859
Tin (Sn)	Gejiu Fengming Metalurgy Chemical Plant	China	CID002848
Tin (Sn)	Gejiu Kai Meng Industry And Trade Llc	China	CID000942
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	China	CID002849
Tin (Sn)	Huichang Hill Tin Industry Co., Ltd.	China	CID002844
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	China	CID000244
Tin (Sn)	Magnu’S Minerais Metais E Ligas Ltda.	Brazil	CID002468
Tin (Sn)	Malaysia Smelting Corporation (Msc)	Malaysia	CID001105
Tin (Sn)	Melt Metais E Ligas S/A	Brazil	CID002500
Tin (Sn)	Metahub Industries Sdn. Bhd.	Malaysia	CID001136
Tin (Sn)	Metallic Resources, Inc.	United States	CID001142
Tin (Sn)	Metallo-Chimique N.V.	Belgium	CID002773
Tin (Sn)	Mineração Taboca S.A.	Brazil	CID001173
Tin (Sn)	Minsur	Peru	CID001182
Tin (Sn)	Nankang Nanshan Tin Manufactory Co., Ltd.	China	CID001231
Tin (Sn)	Nghe Tin Non-Ferrous Metal Company	Vietnam	CID002573
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin (Sn)	Operaciones Metalurgical S.A.	Bolivia	CID001337
Tin (Sn)	Phoenix Metal Ltd.	Rwanda	CID002507
Tin (Sn)	Pt Alam Lestari Kencana	Indonesia	CID001393
Tin (Sn)	Pt Aries Kencana Sejahtera	Indonesia	CID000309
Tin (Sn)	Pt Artha Cipta Langgeng	Indonesia	CID001399
Tin (Sn)	Pt Atd Makmur Mandiri Jaya	Indonesia	CID002503
Tin (Sn)	Pt Babel Inti Perkasa	Indonesia	CID001402
Tin (Sn)	Pt Bangka Kudai Tin	Indonesia	CID001409
Tin (Sn)	Pt Belitung Industri Sejahtera	Indonesia	CID001421
Tin (Sn)	Pt Billitin Makmur Lestari	Indonesia	CID001424
Tin (Sn)	Pt Bukit Timah	Indonesia	CID001428
Tin (Sn)	Pt Cipta Persada Mulia	Indonesia	CID002696
Tin (Sn)	Pt Ds Jaya Abadi	Indonesia	CID001434
Tin (Sn)	Pt Eunindo Usaha Mandiri	Indonesia	CID001438
Tin (Sn)	Pt Fang Di Multindo	Indonesia	CID001442
Tin (Sn)	Pt Inti Stania Prima	Indonesia	CID002530
Tin (Sn)	Pt Justindo	Indonesia	CID000307
Tin (Sn)	Pt Karimun Mining	Indonesia	CID001448
Tin (Sn)	Pt Kijang Jaya Mandiri	Indonesia	CID002829
Tin (Sn)	Pt Mitra Stania Prima	Indonesia	CID001453
Tin (Sn)	Pt Panca Mega Persada	Indonesia	CID001457
Tin (Sn)	Pt Pelat Timah Nusantara Tbk	Indonesia	CID001486

Mineral	Smelter Name	Smelter Country	Smelter ID#
Tin (Sn)	Pt Prima Timah Utama	Indonesia	CID001458
Tin (Sn)	Pt Refined Bangka Tin	Indonesia	CID001460
Tin (Sn)	Pt Sariwiguna Binasentosa	Indonesia	CID001463
Tin (Sn)	Pt Seirama Tin Investment	Indonesia	CID001466
Tin (Sn)	Pt Stanindo Inti Perkasa	Indonesia	CID001468
Tin (Sn)	Pt Sukses Inti Makmur	Indonesia	CID002816
Tin (Sn)	Pt Sumber Jaya Indah	Indonesia	CID001471
Tin (Sn)	Pt Timah (Persero) Tbk Kundur	Indonesia	CID001477
Tin (Sn)	Pt Tinindo Inter Nusa	Indonesia	CID001490
Tin (Sn)	Pt Tirus Putra Mandiri	Indonesia	CID002478
Tin (Sn)	Pt Tommy Utama	Indonesia	CID001493
Tin (Sn)	Pt Wahana Perkit Jaya	Indonesia	CID002479
Tin (Sn)	Resind Indústria E Comércio Ltda.	Brazil	CID002706
Tin (Sn)	Rui Da Hung	Taiwan	CID001539
Tin (Sn)	Soft Metais Ltda.	Brazil	CID001758
Tin (Sn)	Thaisarco	Thailand	CID001898
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	CID002574
Tin (Sn)	Vqb Mineral And Trading Group Jsc	Vietnam	CID002015
Tin (Sn)	White Solder Metalurgia E Mineração Ltda.	Brazil	CID002036
Tin (Sn)	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	China	CID002158
Tin (Sn)	Yunnan Tin Co., Ltd. Smelting Branch	China	CID002180
Tungsten (W)	A.L.M.T. Tungsten Corp.	Japan	CID000004
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.	China	CID002518
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	China	CID000345
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	China	CID000499
Tungsten (W)	Ganxian Shirui New Material Co., Ltd.	China	CID002531
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten (W)	Ganzhou Non-Ferrous Metals Smelting Co., Ltd.	China	CID000868
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	China	CID002536
Tungsten (W)	Global Tungsten & Powders Corp.	United States	CID000568
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten (W)	H.C. Starck Gmbh	Germany	CID002541
Tungsten (W)	H.C. Starck Smelting Gmbh & Co.Kg	Germany	CID002542
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	CID002579
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Tungsten (W)	Hydrometallurg, Jsc	Russian Federation	CID002649
Tungsten (W)	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten (W)	Jiangxi Minmetals Gao’An Non-Ferrous Metals Co., Ltd.	China	CID002313
Tungsten (W)	Jiangxi Tonggu Non-Ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	CID002535
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten (W)	Kennametal Fallon	United States	CID000966
Tungsten (W)	Kennametal Huntsville	United States	CID000105
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten (W)	Niagara Refining Llc	United States	CID002589
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing Llc	Viet Nam	CID002543
Tungsten (W)	Philippine Chuangin Industrial Co., Inc.	Philippines	CID002827
Tungsten (W)	Pobedit, Jsc	Russian Federation	CID002532
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	Vietnam	CID002538
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	CID001889
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	CID002011
Tungsten (W)	Wolfram Bergbau Und Hütten Ag	Austria	CID002044
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CID002095

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